UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2010

EMERGING MEDIA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

000-52408 (Commission File Number)	13-1026995 (IRS Employer Identification No.)	Nevada (State or Other Jurisdiction of Incorporation)

1809 East Broadway Street, Suite 175 Ovieda, Florida 32765
(Address of Principal Executive Offices) (Zip Code)

(407) 620-1063
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On October 1, 2009, Emerging Media Holdings, Inc. closed an acquisition of 60% of the outstanding shares of SC Genesis International S.A., a joint stock company incorporated under the laws of Romania (“Genesis”), pursuant to a Share Purchase Agreement, executed as of June 10, 2009, by and between the Company and Genesis.  The consideration paid by the Company for the acquisition of Genesis was $4,800,000 paid to the holder of a majority of the outstanding shares of Genesis. Genesis was founded with private capital as a joint stock company under the laws of Romania in 1994 and has, as its principal business, the construction of roads and highways.

Effective February 23, 2010, the Company purchased an additional 20% of the outstanding shares (32,000 shares) of Genesis from SC Straco Grup SRL, a Romanian company, in exchange for the issuance of 1,250,000 shares of the Company’s Common Stock.

FOR THE FULL TERMS OF THE AGREEMENT WITH STRACO, PLEASE REFER TO THE COPY OF THAT AGREEMENT FILED AS EXHIBIT 10.5 TO THIS REPORT.

Item 3.02. Unregistered Sales of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company's last report filed under this Item.

Date	Title and Amount	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts
February 23, 2010	1,250,000 shares of common stock, issued in exchange for 20% of the outstanding shares of SC Genesis International S.A.	SC Straco Grup SRL	NA	$580,267/NA

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

 Exhibit No.                                                      Description

10.5	Agreement, dated as of February 23, 2010, be between the Company and SC Straco Grup SRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING MEDIA HOLDINGS, INC.

By:	/s/ Iurie Bordian
Name:	Iurie Bordian
Title:	Chief Executive Officer

Date: March 8, 2010